Exhibit 99.1
TO BUSINESS EDITOR:

Columbia Receives Letter of Reprimand From the Nasdaq Stock Market

THE DALLES, Ore., April 4, 2008 /PRNewswire-FirstCall/ -- On February 22, 2008 Columbia Bancorp (Nasdaq: CBBO) (“Columbia”), the financial holding company for Columbia River Bank notified the Listing Qualifications department of The Nasdaq Stock Market Inc. that during a review of its corporate, securities and compliance issues it discovered evidence that may suggest that Columbia is presently not in compliance with NASD Rule 4350(i)(1)(A), which requires that listed companies obtain shareholder approval prior to entry into an equity compensation arrangement with its executive officers and/or directors. Specifically, Columbia inadvertently issued equity compensation in excess of the number of shares authorized under the Columbia Bancorp 1999 Stock Incentive Plan, as amended in 2002 (the “Plan”).

On April 2, 2008, The Nasdaq Stock Market issued a Letter of Reprimand to Columbia indicating that while Columbia failed to comply with NASD Rule 4350(i)(1)(A), based on Columbia’s prompt action and further remedial actions proposed by Columbia, Nasdaq believes it is appropriate to close the matter by issuing a Letter of Reprimand and would not seek to delist Columbia’s securities from The Nasdaq Global Select Market at this time. In making its determination, the Nasdaq staff considered, among other things, that: (i) Columbia has not demonstrated a pattern of non-compliance; (ii) once Columbia became aware of this compliance issue, it promptly notified Nasdaq; (iii) Columbia has proposed a course of action that will address the violation in a prompt and effective matter; and (iv) based on discussions with Columbia, the staff believes it is appropriate to close these matters by issuing the Letter of Reprimand in accordance with Marketplace Rule 4801(k)(2). The staff’s conclusion in the Letter of Reprimand is subject to Columbia seeking and obtaining shareholder approval for an increase in the number of shares authorized under the Plan at its annual meeting to be held on April 24, 2008.

ABOUT COLUMBIA BANCORP

Columbia Bancorp (http://www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Canby, Lake Oswego and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Vancouver, Pasco and Richland, Washington. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

FORWARD LOOKING STATEMENTS

This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management’s present plans and intentions about our strategy, growth, and deployment of resources, and about Management’s expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management’s current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the potential for losses inherent in our loan portfolio, economic and other factors that affect the collectability of our loans, the impact of competition and fluctuations in market interest rates on Columbia’s revenues and margins, and our ability to open and generate growth from new branches and to expand in new markets as we expect. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission (“SEC”). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward looking statements or the factors that may cause us to deviate from them, except as required by law.